UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 17, 2010

QUADRA PROJECTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53156	45-0588917
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite # 335, 6130 Elton Avenue, Las Vegas, NV		89107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		1 -888-597-8899

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

Effective November 17, 2010, the Registrant issued 11,666,666 shares of Common Stock and 708,222 shares of Preferred Stock to Magnum Group International Inc. (“Magnum”) and its associates for services rendered and payments by Magnum made on behalf of the Registrant and its subsidiary Quadra Energy Systems Inc. as of October 31, 2010. The total debt incurred totaled $ 763,740.

The above noted shares were valued at $ 0.06 per Common Stock and $ 0.09 per Preferred Stock for settlement of this debt.

Of the 11,666,666 shares of Common Stock issued, 5,210,000 shares were issued to Omega Research Corporation (“Omega”). The beneficiary owner of Omega is Claude Diedrick, our company President. All 708,222 shares of Preferred Stock were issued to Omega.

The offer and sale of the shares were exempt from registration pursuant to section 4(2) of the Securities Act, Rule 701 and Rule 506 of Regulation D promulgated there under. The Registrant believes that these sales were also exempt under Regulation S under the Securities Act, as such sales were made in offshore transactions to non-U.S. persons.

2

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Registrant filed a notice with the Secretary of State for Nevada, pursuant to NRS 78.385 and 78.390 of the Nevada Statutes, whereby the Registrant increased its authorized share capital as follows:

The authorized capital consisting of 2,500,000 Preferred shares, par value $ 0.001, and 2,500,000 Common shares, par value $ 0.001, be increase to 100,000,000 Preferred shares, par value $ 0,001, and 100,000,000 Common shares, par value $ 0.001. The issued and outstanding shares of the Registrant remain the same.

The increase in authorized share capital was approved by majority vote and is effective November 10, 2010.

Item 9.01      Financial Statements and Exhibits
99.1               Amended Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRA PROJECTS INC.

/s/ Claude Diedrick
Claude Diedrick
President, CEO, CFO, and Director

Date: November 18, 2010